                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                             DT Industries, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                              [DT INDUSTRIES LOGO]

                       ---------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, NOVEMBER 9, 2000

                       ---------------------------------

To the Stockholders of
DT Industries, Inc.

     The Annual Meeting of Stockholders of DT Industries, Inc., a Delaware corporation (the "Company"), will be held at the Sheraton Hawthorn Park Hotel, 2431 North Glenstone, Springfield, Missouri 65803 on Thursday, November 9, 2000, at 10:00 a.m., Central Standard Time, for the following purposes:

     (1) To elect directors to serve for terms of three years or until their successors are elected and qualified;

     (2) To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending June 24, 2001;

     (3) To consider and act upon one stockholder proposal, if presented to the meeting; and

     (4) To transact such other business as may properly come before the meeting or any adjournment thereof, according to the proxies' discretion.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on September 15, 2000, are entitled to notice of and to vote at the meeting.
                                          Order of the Board of Directors,

                                          /S/ DENNIS S. DOCKINS
                                          Dennis S. Dockins
                                          General Counsel and Secretary
Springfield, Missouri
October 11, 2000

PLEASE FILL OUT, DATE AND SIGN THE ENCLOSED PROXY FORM AND RETURN IT IN THE ACCOMPANYING POSTAGE PAID ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY IN WRITING, OR AT THE ANNUAL MEETING IF YOU WISH TO VOTE IN PERSON.

                              DT INDUSTRIES, INC.
                         CORPORATE CENTRE, SUITE 2-300
                               1949 EAST SUNSHINE
                          SPRINGFIELD, MISSOURI 65804

                       ---------------------------------

                                PROXY STATEMENT
                       ---------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                           THURSDAY, NOVEMBER 9, 2000

                       ---------------------------------

                     SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is solicited by the Board of Directors of DT Industries, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Central Standard Time, Thursday, November 9, 2000, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Sheraton Hawthorn Park Hotel, 2431 North Glenstone, Springfield, Missouri 65803. The proxy is revocable at any time prior to its exercise by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

     This proxy material is first being sent to stockholders on or about October 14, 2000.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Stockholders of record at the close of business on September 15, 2000 are entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, there were outstanding and entitled to vote 10,107,274 shares of common stock, $.01 par value ("Common Stock"), each of which is entitled to one vote. No cumulative voting rights exist under the Company's Restated Certificate of Incorporation. For information regarding the ownership of the Company's Common Stock by holders of more than five percent of the outstanding shares and by the management of the Company, see "Security Ownership of Certain Beneficial Owners and Management."

     For purposes of determining the presence of a quorum and counting votes on the matters presented, shares represented by abstentions and "broker non-votes" will be counted as present, but not as votes cast, at the Annual Meeting. The three nominees for election as Class I directors who receive the greatest number of votes cast for election of the directors at the meeting, a quorum being present, shall be elected Class I directors of the Company. All other matters expected to be brought before the meeting require the affirmative vote of the holders of a majority of the Company's Common Stock present in person or represented by proxy at the Annual Meeting for approval.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

     Pursuant to the Company's Restated Certificate of Incorporation, as amended, the Board of Directors is divided into three classes (Class I, Class II and Class III), with all classes as nearly equal in number as possible. One class of directors is ordinarily elected at each Annual Meeting of the Stockholders for a three-year term. The terms of the Class I directors expire at the Annual Meeting or after their successors are duly elected and qualified. James J. Kerley, Charles
F. Pollnow and John F. Logan have been nominated by the Board for election as Class I directors at the Annual Meeting for terms of three years each or until their successors are duly elected and qualified.

     The Board currently consists of eight members. The stockholders will vote at the Annual Meeting for the election of three directors. There are no family relationships among any directors or executive officers of the Company.

     The persons named in the enclosed proxy will vote for the election of the nominees of the Board of Directors and for the terms designated below unless authority to vote is withheld.

     All nominees have consented to serve if elected. In the event that any of the nominees should be unable to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve. Except as set forth below, each of the nominees and other directors has been engaged in his principal occupation described below during the past five years.

     The Board of Directors recommends voting "FOR" each of the nominees named below.

     The following material contains information concerning the nominees for election as directors and the other directors of the Company.

NOMINEES FOR DIRECTOR

CLASS I (TERM OF OFFICE EXPIRES IN 2003)    AGE            PRINCIPAL OCCUPATION             DIRECTOR SINCE
----------------------------------------    ---            --------------------             --------------
James J. Kerley........................     77     Chairman of the Board and Interim        July 1992
                                                   Chief Executive Officer of the
                                                     Company, Springfield, Missouri
Charles F. Pollnow.....................     68     Chairman of the Board, President and     November 1995
                                                     Chief Executive Officer of Brulin
                                                     Corporation, Indianapolis, Indiana
John F. Logan..........................     65     Independent Board Member, Dayton,        May 1997
                                                   Ohio

CONTINUING DIRECTORS

CLASS II (TERM OF OFFICE EXPIRES IN 2001)    AGE            PRINCIPAL OCCUPATION             DIRECTOR SINCE
-----------------------------------------    ---            --------------------             --------------
Stephen J. Gore.........................     53     President and Chief Operating Officer    February 1994
                                                    of the Company, Springfield, Missouri
Lee M. Liberman.........................     79     Chairman Emeritus of Laclede Gas         May 1994
                                                      Company, St. Louis, Missouri

CLASS III (TERM OF OFFICE EXPIRES IN 2002)    AGE            PRINCIPAL OCCUPATION             DIRECTOR SINCE
------------------------------------------    ---            --------------------             --------------
William H. T. Bush.......................     62     Chairman of the Board of Bush,           November 1995
                                                       O'Donnell & Co., Inc., St. Louis,
                                                       Missouri and Chairman of the Board
                                                       of National Auto & Casualty Co.,
                                                       Pasadena, California
Charles A. Dill..........................     60     General Partner, Gateway Associates,     November 1997
                                                     LP, St. Louis, Missouri
Graham L. Lewis..........................     50     Independent Board Member, Chestnut       May 1997
                                                       Ridge, Missouri

     Mr. Kerley was elected a director of the Company in July 1992, became non-executive Chairman of the Board of the Company in May 1997 and was appointed interim Chief Executive Officer of the Company in September 2000. Mr. Kerley served as the non-executive Chairman of the Board of Directors of Rohr, Inc. from January 1993 to December 1994 and served as its interim President and Chief Executive Officer from January 1993 to April 1993. Mr. Kerley retired from Emerson Electric Co. at the end of 1985 and has served on a number of boards of directors since that time. While active in industry, he was, at various times, the Vice Chairman, Chief Financial Officer and a director of Emerson Electric Co., and Chief Financial Officer and a director of the Monsanto Company and TransWorld Airlines, Inc. He serves on the board of directors of Goss Graphic Systems, Inc.

     Mr. Pollnow has been the Chairman of the Board, President and Chief Executive Officer of Brulin Corporation, a manufacturer of healthcare, commercial and industrial products with headquarters in Indianapolis, Indiana, since November 1987.

     Mr. Logan was elected a director of the Company in May 1997. He was the President--Automation Group of the Company from May 1997 until his retirement in December 1999. From January 1996 through April 1997, he was the President--Assembly Systems Group of the Company. Mr. Logan co-founded Advanced Assembly Automation, Inc., ("AAA") in 1984 and served as its President from 1984 to 1996. AAA, a subsidiary of the Company, was acquired in 1994.

     Mr. Gore has been the President of the Company since May 1992 and was appointed Chief Operating Officer of the Company in September 2000. He served as the Company's Chief Executive Officer from June 1993 until September 2000. Mr. Gore served as the Company's Chief Financial Officer from October 1990 to August 1993. From January 1988 to September 1990, he served as Senior Vice President of Finance of Harris-Adacom Corp. (a multinational manufacturer of data communication products). Prior to that time, Mr. Gore, a certified public accountant, served as Chief Financial Officer of Techamerica Group, Inc. (a manufacturer of veterinary pharmaceuticals).

     Mr. Liberman has served as Chairman Emeritus of, and a consultant to, Laclede Gas Company, a natural gas utility, since January 1994. From 1976 to January 1994, he served as Chairman of the Board and a director of Laclede Gas Company and, from 1974 to August 1991, as its Chief Executive Officer. Mr. Liberman has served as a director of CPI Corporation since 1975, Falcon Products since 1982 and Furniture Brands International since 1985.

     Mr. Bush has been Chairman of the Board of Bush, O'Donnell & Co., Inc., an investment advisory and merchant banking firm located in St. Louis, Missouri since 1986. Mr. Bush has also been Chairman of the Board of National Auto & Casualty Insurance Co. located in Pasadena, California since 1996. Mr. Bush is also a director of Mississippi Valley Bancshares, Inc., the Lord Abbett family of mutual funds of New York, Rite Choice Managed Care, Inc., a healthcare provider located in St. Louis, Missouri, and Engineered Support Systems, Inc., a manufacturer of military support equipment and electronics located in St. Louis, Missouri.

     Mr. Dill has been the general partner of Gateway Associates, L.P., a venture capital firm located in St. Louis, Missouri, since November 1995. From 1991 until September 1995, Mr. Dill was President, Chief Executive Officer and a Director of Bridge Information Systems, Inc., an on-line provider of financial and trading data to institutional equity markets. From 1988 until 1990, Mr. Dill was President and Chief Operating Officer of AVX Corporation, a global supplier of capacitors to the electronics industry. From 1963 until 1988, Mr. Dill was employed in various capacities (most recently as Senior Vice President) by Emerson Electric Company. Mr. Dill is also a director of Zoltek Companies, Inc., Stifel Financial Corporation and Transact Technologies, Inc.

     Mr. Lewis was elected a director of the Company in May 1997. He was President--Packaging Machinery Group of the Company from December 1995 until the termination of his employment with the Company in October 2000. Prior to that time, Mr. Lewis was President of the Company's Kalish Inc. subsidiary since its acquisition in 1995. From 1989 to 1995, he was the President and majority stockholder of H.G. Kalish, Inc., certain assets of which were acquired by the Company in 1995. Mr. Lewis' term as a Class III director does not expire until November 2002. Therefore, in connection with the termination of Mr. Lewis' employment with the Company in October 2000, the Board of Directors requested Mr. Lewis' resignation from the Board.

BOARD MEETINGS-COMMITTEES OF THE BOARD

     The Board of Directors met 13 times during the fiscal year ended June 25, 2000. The Board of Directors presently maintains an Executive Committee, an Executive Compensation and Development Committee, an Audit and Finance Committee, a Special Committee and a Nominating Committee.

     The Executive Committee consists of Messrs. Kerley, Bush, Gore and Liberman and exercises all powers of the Board of Directors, to the extent permitted by law, between meetings of the Board. The Executive Committee did not meet during the fiscal year ended June 25, 2000.

     The Executive Compensation and Development Committee consists of Messrs. Bush, Dill, Liberman, Logan and Pollnow and reviews and approves the Company's executive compensation policy, makes recommendations concerning the Company's employee benefit policies and administers the Company's Retirement Income Savings Plan, Cafeteria Benefit Plan and incentive compensation bonus, stock option and long term incentive plans in effect from time to time, unless otherwise specified in such plan. The Executive Compensation and Development Committee met seven times during the fiscal year ended June 25, 2000.

     The Audit and Finance Committee consists of Messrs. Liberman, Bush, Dill, and Pollnow and recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its systems of internal accounting controls. The Audit and Finance Committee met five times during the fiscal year ended June 25, 2000.

     The Special Committee consists of Messrs. Liberman, Kerley, Bush, Dill, Pollnow and Logan and evaluates the Company's takeover defenses, formulates policies and procedures to be followed in the event of a takeover attempt, reviews takeover attempts, tender offers or any similar activities, evaluates alternatives for financial restructuring of the Company, and makes recommendations to the Board on the foregoing. The Special Committee met one time during the fiscal year ended June 25, 2000.

     The Nominating Committee consists of Messrs. Pollnow, Bush, Dill, Liberman and Logan and recommends nominees for election to the Board of Directors. The Nominating Committee met one time during the fiscal year ended June 25, 2000. The Nominating Committee will consider nominees submitted by stockholders for inclusion on the recommended list of nominees submitted by the Company and voted on at the Annual Meeting of Stockholders in 2001 if such nominations are submitted in writing to the Company's headquarters, Attention: Nominating Committee, no later than June 12, 2001.

     Mr. Kerley, as Chairman of the Board and interim Chief Executive Officer, serves as a non-voting, ex officio member of the Executive Compensation and Development Committee, the Audit and Finance Committee and the Nominating Committee.

     During the fiscal year ended June 25, 2000, no director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which he has been a director) and (2) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

HOLDERS OF MORE THAN FIVE PERCENT BENEFICIAL OWNERSHIP

     The following table sets forth certain information concerning the beneficial ownership of Common Stock as of September 15, 2000 by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock. Except as otherwise indicated, to the best of the Company's knowledge all persons listed below have sole voting and investment power with respect to their shares of Common Stock.

                                                                 SHARES OF          PERCENT OF
                                                                COMMON STOCK    OUTSTANDING SHARES
                                                                ------------    ------------------
Putnam Investments, Inc.(1).................................     1,302,441            12.9%
One Post Office Square
Boston, Massachusetts 02109
Robert W. Plaster(2)........................................     1,105,300            10.9%
P.O. Box 1600
Lebanon, Missouri 65536
State of Wisconsin Investment Board(3)......................       980,100             9.7%
P.O. Box 7842
Madison, Wisconsin 53707
Dimensional Fund Advisors, Inc.(4)..........................       863,100             8.5%
1299 Ocean Avenue
Santa Monica, California 90401
Brinson Partners, Inc.(5)...................................       841,027             8.3%
209 South LaSalle Street
Chicago, Illinois 60604
Firstar Corporation(6)......................................       591,043             5.8%
777 E. Wisconsin Ave.
Milwaukee, Wisconsin 53202
Royce & Associates, Inc.(7).................................       517,900             5.1%
1414 Avenue of the Americas
New York, New York 10019

-------------------
(1) Based on a filing of Schedule 13G, as of December 31, 1999, this stockholder has shared voting power with respect to 121,800 of these shares and shared dispositive power with respect to all of these shares.

(2) Based on a filing of Amendment No. 1 to Schedule 13D, as of September 6, 2000, this stockholder has sole voting and dispositive power with respect to all of these shares.

(3) Based on a filing of Schedule 13G, as of December 31, 1999, this stockholder has sole voting and dispositive power with respect to all of these shares.

(4) Based on a filing of Schedule 13G, as of December 31, 1999, this stockholder has sole voting and dispositive power with respect to all of these shares.

(5) Based on a filing of Schedule 13G, as of December 31, 1999, this stockholder has sole voting and shared dispositive power with respect to all of these shares.

(6) Based on a filing of Schedule 13G, as of June 30, 2000, this stockholder has sole voting power with respect to all of these shares, sole dispositive power with respect to 588,843 of these shares and shared dispositive power with respect to 200 of these shares.

(7) Based on a filing of Form 13F, as of June 30, 2000.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND NOMINEES

     The following table sets forth certain information concerning the beneficial ownership of Common Stock as of September 15, 2000 by each director and director nominee of the Company, by each of the executive officers listed in the Summary Compensation Table ("Named Executive Officers"), and by all directors and executive officers of the Company as a group.

                                                                 SHARES OF          PERCENT OF
NAME OF BENEFICIAL OWNER                                        COMMON STOCK    OUTSTANDING SHARES
------------------------                                        ------------    ------------------
William H.T. Bush(1)(2).....................................       25,468                *
Charles A. Dill(3)(4).......................................       22,725                *
Bruce P. Erdel(5)...........................................       90,750                *
Stephen J. Gore(6)..........................................      214,362              2.1%
James J. Kerley(7)(8).......................................       38,741                *
Graham L. Lewis(9)..........................................      227,100              2.2%
Lee M. Liberman(1)(10)(11)..................................       30,430                *
John F. Logan(12)(13).......................................       78,521                *
Charles F. Pollnow(1)(14)...................................       25,442                *
                                                                  -------              ---
All directors, director nominees and executive officers as a
  group (9 persons)(15).....................................      753,539              7.2%
                                                                  =======              ===

-------------------
   *  Less than 1.0%.

  (1) Includes 10,250 shares issuable pursuant to options exercisable within 60 days of September 15, 2000, pursuant to the terms of the 1994 Directors Nonqualified Stock Option Plan.

  (2) Includes 2,218 Common Stock equivalent units credited under the Directors Deferred Compensation Plan.

  (3) Includes 5,250 shares issuable pursuant to options exercisable within 60 days of September 15, 2000, pursuant to the terms of the 1994 Directors Nonqualified Stock Option Plan.

  (4) Includes 7,475 Common Stock equivalent units credited under the Directors Deferred Compensation Plan.

  (5) Includes 66,450 shares issuable pursuant to options exercisable within 60 days of September 15, 2000.

  (6) Includes 155,012 shares issuable pursuant to options exercisable within 60 days of September 15, 2000.

  (7) Includes 12,750 shares issuable pursuant to options exercisable within 60 days of September 15, 2000, pursuant to the terms of the 1994 Directors Nonqualified Stock Option Plan.

  (8) Includes 20,991 Common Stock equivalent units credited under the Directors Deferred Compensation Plan.

  (9) Includes 34,400 shares issuable pursuant to options exercisable within 60 days of September 15, 1999.

 (10) Excludes 1,500 shares owned by J & L Investments, a partnership in which Mr. Liberman holds a 50% interest, as to which shares Mr. Liberman disclaims beneficial ownership.

 (11) Includes 7,680 Common Stock equivalent units credited under the Directors Deferred Compensation Plan.

 (12) Includes 67,000 shares issuable pursuant to options exercisable within 60 days of September 15, 2000.

 (13) Includes 1,521 Common Stock equivalent units credited under the Directors Deferred Compensation Plan.

 (14) Includes 7,692 Common Stock equivalent units credited under the Directors Deferred Compensation Plan.

 (15) Includes an aggregate of 371,612 shares issuable pursuant to options exercisable within 60 days of September 15, 2000 and 47,577 Common Stock equivalent units credited under the Directors Deferred Compensation Plan.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company or any of its subsidiaries receive no additional compensation for serving as directors. Each director who is not an employee of the Company receives an annual retainer fee of $20,000 for his services as a director, together with additional fees of $1,000 for attendance at each meeting of the full Board of Directors and $750 ($1,000 for committee chairmen) for attendance at each meeting of committees of the Board of Directors (with a per day cap of either $1,250 of committee meeting fees or $1,500 of committee meeting fees for chairmen of committees that meet on any given day). The Chairman of the Board receives an additional annual fee of $150,000 for his services, but he receives no additional compensation for his services as interim Chief Executive Officer nor for his services as an ex officio member of certain committees of the Board. Directors are also entitled to reimbursement for their expenses incurred in attending meetings. On August 11, 2000, the Executive Compensation and Development Committee authorized the payment to Mr. Kerley of a $100,000 special cash award in recognition of his efforts on behalf of the Company during fiscal 2000.

     Pursuant to the Directors Deferred Compensation Plan, each director who is not an employee of the Company is required to defer $10,000 of his annual retainer fee in Common Stock equivalent units until termination of his directorship. In addition, each such director may elect to defer receipt of all or part of his remaining compensation until termination of his directorship. Deferred fees (other than the required deferral referred to above) may earn additional amounts based either on a hypothetical investment in the Company's Common Stock or on a hypothetical investment in any combination of the investment funds made available to the Company's employees under the Company's 401(k) plan, in either case until the time of termination of directorship. All Common Stock equivalent units held in each non-employee director's deferred fee account receive dividend equivalents.

     DIRECTORS STOCK OPTION PLAN. The Company maintains a 1994 Directors Non-Qualified Stock Option Plan (the "Directors Stock Option Plan"), which provides for the granting of options to the Company's directors who are not employees of the Company, for up to 100,000 shares of Common Stock.

     The Directors Stock Option Plan is administered by a Directors Stock Option Committee of two or more members of the Board of Directors. Directors who have been granted an option under the Directors Stock Option Plan during the twelve-month period preceding appointment to the committee are not eligible to serve on such committee, and no option may be granted to a director while serving on the committee.

     Options granted or to be granted under the Directors Stock Option Plan may not be exercised for a period of two years from the date of grant and thereafter become exercisable on a cumulative basis in 25% increments beginning on the second anniversary of the date of grant and concluding on the fifth anniversary of the date of grant. All options granted under the Directors Stock Option Plan expire ten years from the date of grant.

     Options granted or to be granted under the Directors Stock Option Plan are nontransferable, and the exercise price must be equal to the fair market value of the Common Stock on the date of grant as set forth in the Directors Stock Option Plan or as determined by the Directors Stock Option Committee. Upon exercise, the exercise price must be paid in full in cash or such other consideration as the Directors Stock Option Committee may permit.

     The Directors Stock Option Plan by its express terms provides for the grant of options to each person upon becoming an eligible director with respect to 10,000 shares of Common Stock and the grant of an additional option to each person upon becoming Chairman of the Board (provided he is an eligible director) with respect to 5,000 shares of Common Stock, in each case at the fair market value on the date of grant. In addition, the Directors Stock Option Committee has adopted a program pursuant to which each eligible director receives an annual grant of options with respect to 1,000 shares of Common Stock at the fair market value on the date of grant. On November 10, 1999, Messrs. Kerley, Bush, Dill, Liberman and Pollnow were each granted options with respect to 1,000 shares of Common Stock with an exercise price per share of $5.75. On January 27, 2000, Mr. Kerley was granted a special option award with respect to 10,000 shares of Common Stock with an exercise price per share of $10.375.

                               EXECUTIVE OFFICERS

     The following provides certain information regarding the executive officers of the Company during the fiscal year ended June 25, 2000 who are appointed by and serve at the pleasure of the Board of Directors:

                   NAME                       AGE                        POSITION(S)
                   ----                       ---                        -----------
Stephen J. Gore...........................    53     President and Chief Executive Officer(1)
John F. Logan.............................    65     President--Automation Group(2)
Graham L. Lewis...........................    50     President--Packaging Machinery Group(3)
Bruce P. Erdel............................    40     Senior Vice President--Finance and
                                                     Administration(4)

-------------------
(1) See information under "Election of Directors." Mr. Gore served as the Company's President and Chief Executive Officer during the fiscal year ended June 25, 2000. He was reappointed President and Chief Operating Officer of the Company in September 2000.

(2) Mr. Logan retired as President--Automation Group as of December 31, 1999 and is no longer an executive officer of the Company.

(3) See information under "Election of Directors." Mr. Lewis served as the Company's President--Packaging Machinery Group during the fiscal year ended June 25, 2000. Mr. Lewis' employment with the Company was terminated as of October 5, 2000, and he is no longer an executive officer of the Company.

(4) Mr. Erdel was the Senior Vice President--Finance and Administration of the Company from August 1998 until August, 2000. From August 1993 to August 1998, he was Vice President--Finance of the Company, and from February 1994 to August 1998, he was Secretary of the Company. From February 1989 to August 1993, he was the Director of Accounting of Harbour Group Ltd. From 1987 to 1989, he served as Corporate Controller of Burks Pumps, Inc. (a pump manufacturer). Prior to that time, Mr. Erdel served with PricewaterhouseCoopers. Mr. Erdel resigned his position with the Company as of August 21, 2000, and he is no longer an executive officer of the Company.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation of the chief executive officer and each of the additional three executive officers paid or accrued for services rendered to the Company and its subsidiaries during the fiscal years ended June 28, 1998, June 27, 1999 and June 25, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                         ANNUAL COMPENSATION                COMPENSATION
                                             -------------------------------------------    ------------
                                                                            OTHER ANNUAL    STOCK OPTION
                                                                            COMPENSATION       AWARDS        ALL OTHER
NAME AND                                                                    ------------    ------------    COMPENSATION
PRINCIPAL POSITION                 YEAR      SALARY($)(1)    BONUS($)(2)     ($)(3)(4)      (IN SHARES)        ($)(5)
------------------                 ----      ------------    -----------     ---------      -----------     ------------
Stephen J. Gore..................  2000        $455,005       $   --           $8,523          60,000         $21,571
  President and Chief              1999         452,507         80,000          8,523          30,000           6,400
  Executive Officer                1998         431,283        292,320          8,886          30,000           6,800
John F. Logan(6).................  2000        $124,615       $   --             --            12,000         $74,892(7)
  President--Automation Group      1999         244,752           --             --            12,500           6,400
                                   1998         228,139        119,600           --            13,500           5,575
Graham L. Lewis(8)...............  2000        $215,040       $   --             --            36,000         $ 5,901
  President--Packaging Machinery   1999         215,040         40,000           --            12,500           4,826
  Group                            1998(a)      202,708        104,140           --            13,500            --
Bruce P. Erdel(9)................  2000        $240.001       $   --           $3,662          36,000         $ 8,073
  Senior Vice President--          1999         236,879         40,000          3,662          12,500           6,400
  Finance and Administration       1998         211,489         96,320          3,662          10,500           6,400

-------------------
(1) Includes amounts deferred under the 401(k) feature of the Company's Retirement Income Savings Plan and under the Company's Non-Qualified Deferred Compensation Plan.

(2) Reflects bonus payments earned during the fiscal year, all or a portion of which may have been paid in a subsequent fiscal year.

(3) Excludes certain personal benefits, the total value of which was less than 10% of the total annual salary and bonus for each of the executives (i.e. lease value of vehicles, life insurance premium, etc.).

(4) The amount shown represents a bonus accrued to reimburse the interest cost on a promissory note used to purchase certain shares of the Common Stock.

(5) Reflects Company matching contributions under the Retirement Income Savings Plan and the Non-Qualified Deferred Compensation Plan.

(6) Mr. Logan retired as President--Automation Group as of December 31, 1999 and is no longer an executive officer of the Company.

(7) Includes $4,892 in Company matching contributions under the Retirement Income Savings Plan and the Non-Qualified Deferred Compensation Plan, a lump-sum severance allowance contribution to Mr. Logan's deferred compensation account of $60,000 paid upon his retirement and $10,000 in consulting fees paid to Mr. Logan following his retirement.

(8) Mr. Lewis' employment with the Company was terminated as of October 5, 2000, and he is no longer an executive officer of the Company.

(9) Mr. Erdel resigned his position with the Company as of August 21, 2000, and he is no longer an executive officer of the Company.

(a) Canadian dollar amounts converted at an average daily exchange rate for the fiscal year.

     Employment Agreements and Termination of Employment Agreements. In September 1990, the Company entered into an employment agreement with Mr. Gore. The employment agreement provides that if Mr. Gore's employment is terminated or his salary or job responsibility becomes significantly reduced for any reason other than (i) death, (ii) voluntary termination or (iii) cause, he will be entitled to receive a severance payment equal to 75% of his salary. In connection with the acquisition of the Kalish business in August 1995, the Company entered into an employment agreement with Mr. Lewis, which provided for his initial employment as president of Kalish and his initial compensation. The employment agreement also contains certain provisions concerning noncompetition and confidentiality applicable to Mr. Lewis. The Stockholder Agreements between the Company and each of Messrs. Gore and Erdel also contain provisions for payments to such persons, under certain circumstances, following the termination of their employment with the Company. See "Certain Transactions."

OPTIONS

     The following table sets forth information concerning options granted during the fiscal year ended June 25, 2000 under the Company's stock option plans to the chief executive officer and the additional three most highly compensated executive officers at the end of the fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                      INDIVIDUAL GRANTS
                                            ---------------------------------------------------------------------
                                            NUMBER OF     PERCENTAGE OF
                                            SECURITIES    TOTAL OPTIONS
                                            UNDERLYING      GRANTED TO      PER SHARE                  GRANT DATE
                                             OPTIONS       EMPLOYEES IN     EXERCISE     EXPIRATION     PRESENT
NAME                                        GRANTED(1)    FISCAL 2000(2)    PRICE(3)        DATE        VALUE(4)
----                                        ----------    --------------    ---------    ----------    ----------
Stephen J. Gore.........................      40,000        9.22%            $  6.25      7/30/09       $181,600
                                              20,000        4.61%            $9.8125      6/19/10       $142,600
John F. Logan...........................      12,000        2.76%            $  6.25      7/30/09       $ 54,480
Graham L. Lewis.........................      24,000        5.53%            $  6.25      7/30/09       $108,960
                                              12,000        2.76%            $9.8125      6/19/10       $ 83,560
Bruce P. Erdel..........................      24,000        5.53%            $  6.25      7/30/09       $108,960
                                              12,000        2.76%            $9.8125      6/19/10       $ 85,560

-------------------

(1) Represents options granted pursuant to the 1994 Employee Stock Option Plan and/or the 1996 Long-Term Incentive Plan with an exercise price equal to the market price on the date of grant. Options become exercisable with respect to 20% of the shares covered thereby on each anniversary of the date of grant, commencing on the first anniversary of such date.

(2) Options to purchase a total of 434,000 shares were granted to employees under the Company's 1994 Employee Stock Option Plan and the Company's 1996 Long-Term Incentive Plan in fiscal 2000. A purpose of these plans and the grants thereunder is to provide a financial incentive to key employees who are in a position to make significant contributions to the Company.

(3) Fair market value on the date of grant.

(4) The Grant Date Present Value was determined using the Black-Scholes Option Pricing Model with the following assumptions: (a) option term of 10 years;
    (b) interest rate of 6.58%; (c) volatility of 53.89%; and (d) no dividends. The ultimate value of the options will depend on the future market price of the Company's common stock, which cannot be forecast with reasonable accuracy. The actual pre-tax value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.

     The following table sets forth information concerning option exercises and the value of unexercised options held by the Named Executive Officers named in the Summary Compensation Table above as of June 25, 2000.

                   AGGREGATED OPTION EXERCISES IN FISCAL 2000
                       AND FISCAL YEAR-END OPTION VALUES

                                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED,
                                                                UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                      OPTIONS AT                    OPTIONS AT
                                                                     JUNE 25, 2000               JUNE 25, 2000(1)
                           SHARES ACQUIRED                    ---------------------------   ---------------------------
          NAME               ON EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             ---------------   --------------   -----------   -------------   -----------   -------------
Stephen J. Gore.........         --               --            119,263        125,737             --       $135,000
John F. Logan...........         --               --             67,000              0        $40,500             --
Graham L. Lewis.........         --               --             19,150         59,850             --       $ 81,000
Bruce P. Erdel..........         --               --             51,275         61,825             --       $ 81,000

-------------------
(1) Based on the closing price of the Company's Common Stock of $9.625 on June 23, 2000.

BOARD EXECUTIVE COMPENSATION AND DEVELOPMENT COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Executive Compensation and Development Committee (the "Committee"), whose principal purpose is to administer the Company's executive compensation policies, is composed entirely of non-employee members of the Board of Directors. It reviews, recommends and approves changes to the Company's compensation policies and programs for the chief executive officer and other senior executives of the Company and certain key employees of its business units whose annual base salaries exceed $100,000. In addition to its authority in areas of cash compensation, the Committee administers the Company's stock option plans and agreements and approves grants to be made in connection therewith.

     In the Committee's discharge of its responsibilities, it considers the compensation, primarily of the chief executive officer, other senior executive officers and certain other key employees as described above, sets overall policy and considers in general the basis of the levels of compensation of other key contributing employees.

     POLICY AND OBJECTIVES. Recognizing its role as a key representative of the stockholders, the Committee seeks to promote the interests of stockholders by attempting to align management's remuneration, benefits and perquisites with the economic well-being of the Company. Because the achievement of operational objectives should, over time, represent the primary determinant of share price, the Committee links elements of compensation of executive officers and certain key employees with the Company's operating performance. In this way, objectives under a variety of compensation programs should eventually reflect the overall performance of the Company. By adherence to the compensation program, the compensation process should provide for enhancement of shareholder value. Basically, the Committee seeks the successful implementation of the Company's business strategy by attracting and retaining talented managers motivated to accomplish these stated objectives. The Committee attempts to be fair and competitive in its views of compensation. Rewards involve both business and individual performance. The key ingredients of the program consist of base salary, annual cash incentives and long range incentives consisting of stock options. From time-to-time, the Committee retains independent compensation and benefits consultants to evaluate the Company's compensation programs and advise the Committee in connection with the development of compensation programs.

     BASE SALARY. As a general principle, base salaries for the chief executive officer, as well as other executive and key officers of the Company, are set by the Committee using salary data for similar positions in companies that match the Company's size in sales and earnings as a guideline. Target total cash compensation for each of the Company's executive officers generally approximates the median amount in the salary data for the corresponding position. The Committee anticipates that it will continue to periodically update the salary surveys of companies comparable to the Company as a component in the determination of base salary for executive officers. In addition, the performance of each key executive is evaluated annually and salary adjustments are based on various factors including revenue growth, earnings per share improvement, increases in cash flow, new product development, market appreciation for publicly traded securities, reduction of debt, personal performance, and position in the salary study or survey range. The Committee approves base salary adjustments for the key executive officers, including the chief executive officer. Minimum compensation levels and severance arrangements for the current president and chief operating officer were established by a September 1990 agreement approved by the board of directors. Compensation established for the current president and chief operating officer by the Committee has exceeded such minimum levels.

     CASH INCENTIVE COMPENSATION. To reward performance, the chief executive officer and other senior executives and key employees are eligible for annual cash bonuses. The actual amount of incentive compensation paid to each executive officer and senior executive is predicated on the financial performance of the Company as a whole, the performance of the operations within the executive's area of responsibility, and an assessment of each participant's relative role in achieving the annual financial objectives of the Company as well as each such person's contributions of a strategic nature in maximizing shareholder value. Bonuses for corporate office executives, including the chief executive officer and the senior vice president--finance and administration, are calculated by reviewing corporate performance and determining, based on such performance, what percentage of the target compensation discussed above each of the executive officers should receive; and by reviewing such person's contributions of a strategic nature in maximizing shareholder value. Bonuses for executive officers and senior executives whose area of management responsibility is primarily limited to one or more business units of the Company are calculated by reviewing the performance of those units with respect to several operating measures and determining, based on such performance, what percentage of target compensation each such executive officer and senior executive should receive. The Committee may consider discretionary bonuses for executives whose applicable business units fail to meet financial performance objectives.

     STOCK-BASED INCENTIVES. The Company's 1994 Employee Stock Option Plan (the "1994 Plan") and the Company's 1996 Long-Term Incentive Plan (the "LTIP") are long-term incentive programs intended to promote the interests of the Company and its shareholders by attracting and retaining exceptional executive personnel and other key employees of the Company and its subsidiaries, motivating such employees by means of stock options and performance-related incentives to achieve long-range performance goals, and enabling such employees to participate in the long-term growth and financial success of the Company. The basic objective of these plans is the specific and solid alignment of executive and shareholder interests by forging a direct relationship between this element of compensation and the shareholders' level of return. These programs represent a desire by the Company to permit executives and other key employees to obtain an ownership position and a proprietary interest in the Company's Common Stock.

     Under the 1994 Plan, approved by the stockholders, stock option grants are approved, from time to time, by the Committee. Generally, the Committee attempts to reflect the optionee's potential impact on corporate financial and operational performance in the award of stock options. Stock options granted under the plan during fiscal 2000 have an exercise price equal to the market price of the Common Stock on the date of grant, expire after ten years, and vest 20% annually.

     The LTIP is also administered by the Committee. The LTIP provides for the granting of four types of awards on a stand alone, combination, or tandem basis, specifically, nonqualified stock options, incentive stock options, restricted shares and performance stock awards. During fiscal 2000, the Committee made awards of nonqualified stock options under the LTIP which were structured and awarded in the same manner as stock options under the 1994 Plan.

     The Committee anticipates that grants of stock options under the LTIP will be the sole element of the Company's long-term stock based incentive compensation in the foreseeable future.

                                      Executive Compensation and Development
                                      Committee
                                      William H.T. Bush, Chairman
                                      Charles A. Dill
                                      Lee M. Liberman
                                      John F. Logan
                                      Charles F. Pollnow

PERFORMANCE GRAPH

     The following graph presents the cumulative return for the Company, the Nasdaq Market Index, and a peer group ("Peer Group") consisting of U.S. companies traded on various exchanges and in the over-the-counter market in the same Standard Industrial Code (SIC) group as the Company (Special Industrial Machinery; Not Elsewhere Classified). The Nasdaq and the Peer Group data have been provided by Media General Financial Services, Inc., Richmond, Virginia, without independent verification by the Company.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

                                  [LINE GRAPH]

----------------------------------------------------------------------------------------------------------------
       Company/Index/Market          6/30/95      6/28/96      6/27/97      6/26/98      6/28/99      6/27/00
----------------------------------------------------------------------------------------------------------------
  DT Industries, Inc..............    100.00       156.17       300.26       220.42        75.75        83.32
----------------------------------------------------------------------------------------------------------------
  Nasdaq Market Index.............    100.00       125.88       151.64       201.01       281.68       423.84
----------------------------------------------------------------------------------------------------------------
  Peer Group......................    100.00        73.83       122.76        97.72       182.97       412.24
----------------------------------------------------------------------------------------------------------------

Notes:
A. Peer Group includes 57 companies, including the Company, in SIC Code 3559-Special Industry Machinery, Not Elsewhere Classified.

B. The lines represent quarterly index levels derived from compounded daily returns that include all dividends.

C. The indexes are reweighted daily, using the market capitalization on the previous trading day.

D. If the quarterly interval, based on the fiscal year-end, is not a trading day, the next trading day is used.

E. The index level of all series was set to 100.0 on 6/30/95.

              PROPOSAL TWO: RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP to be the independent auditors of the Company for the year ending June 24, 2001.

     A representative of PricewaterhouseCoopers LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions. The Board of Directors recommends voting "FOR" approval and ratification of such selection.

                    PROPOSAL 3: STOCKHOLDER PROPOSAL ON THE
                           COMPANY'S RIGHTS AGREEMENT

     Mr. Larry Weis, who has informed the Company that he beneficially owns 1,290 shares of the Company's common stock, has notified the Company that he intends to present the following resolution to the Annual Meeting for action by the Company's stockholders. Mr. Weis' address is c/o Evergreen Investments, LLC, P.O. Box 1600, Lebanon, Missouri 65536. Mr. Weis' statement in support of such resolution, along with management's statement in opposition, is set forth below. Proxies solicited on behalf of the Board will be voted AGAINST Mr. Weis' proposal unless stockholders specify a contrary choice in their proxies.

     RESOLVED, that the stockholders of DT Industries, Inc. (the "Company") hereby request that the Board of Directors of the Company (the "Board") terminate the Rights Agreement, dated as of August 18, 1997, as amended by Amendment No. 1 to Rights Agreement, dated as of November 5, 1998 (as amended, the "Rights Agreement"), and redeem the rights distributed thereunder, unless the Rights Agreement is approved by an affirmative vote of a majority of the stockholders at a meeting of the stockholders to be called by the Board for such purpose.

SUPPORTING STATEMENT

     The Rights Agreement Resolution seeks to eliminate the Rights Agreement currently in place at the Company if stockholders do not approve it. On August 18, 1997 the Board executed the Rights Agreement. Pursuant to the Rights Agreement, one Right was distributed for each share of Common Stock of the Company outstanding on September 2, 1997.

     Commonly called a "poison pill", the Rights Agreement is a type of anti-takeover device, which I believe can injure stockholders by reducing management accountability and adversely affecting stockholder value. Some stockholders have opposed poison pills because those stockholders believe that poison pills force potential investors to negotiate potential acquisitions with the board of directors, instead of making their offer directly to the stockholders. Such opponents of poison pills assert that poison pills can pose such an obstacle to a takeover that management becomes entrenched. I believe that such entrenchment can adversely affect stockholder value and that poison pills can deter desirable acquisition offers that would be in the stockholders' best interest.

     I believe that the elimination of the Rights Agreement would give the Company's stockholders an improved ability to determine for themselves how to respond to any unsolicited offer that may be made. While the Rights Agreement may discourage coercive offers or enable the Board to seek an alternative offer for stockholders, I believe that such a plan could be used to block an offer which stockholders would find attractive.

STATEMENT IN OPPOSITION

     YOUR BOARD OF DIRECTORS BELIEVES THAT PROPOSAL 3 IS NOT IN THE BEST INTERESTS OF THE COMPANY OR YOU, OUR STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST IT FOR THE FOLLOWING REASONS:

     We adopted a Rights Agreement in 1997 designed to build long-term value for our stockholders by protecting you against unfair or coercive takeover tactics, to ensure that you would be treated fairly and equally in the event of an unsolicited offer to acquire the Company and to obtain fair value for the Company in the event of a sale.

     Our primary objective in adopting the Rights Agreement was, and continues to be, the preservation and maximization of the Company's value for ALL stockholders. The Rights Agreement is intended in part to discourage creeping acquisitions of control whereby an acquirer may accumulate a controlling block of stock in the open market without paying a control premium, attempt to unfairly pressure stockholders, potentially squeeze them out of their investment without any real choice and deprive them of full value of their stock. Small stockholders are particularly vulnerable to creeping acquisitions and partial or two-tiered tender offers and your Board believes the Rights Agreement is a significant deterrent against such activities. The Rights Agreement is also designed to assist the Company in obtaining the best price and other terms if a transaction should occur.

     We believe that there is substantial empirical evidence that the Rights Agreement will better position your Board to achieve the best result for all stockholders in the event there is a bid for the Company. In fact, a 1997 study of 319 merger and acquisition transactions completed between 1992 and 1996, by Georgeson & Company, Inc. found the following:

     - premiums paid to acquire companies with stockholder rights agreements averaged 8 percentage points higher than premiums for companies without such plans;

     - the presence of stockholder rights agreements contributed an estimated additional $13 billion in stockholder value in the merger and acquisition transactions studied, and stockholders of acquired companies without stockholder rights agreements sacrificed an estimated $14.5 billion in potential premiums;

     - the presence of a stockholder rights agreement did not increase the likelihood of the withdrawal of a friendly bid nor the defeat of a hostile bid; and

     - stockholder rights agreements did not reduce the likelihood of a company becoming a takeover target (in fact, companies with stockholder rights agreements had a slightly higher takeover rate than companies without plans).

     The Rights Agreement is not intended to, nor does it, preclude any potential takeover proposal that the Board of Directors determines, in the exercise of its fiduciary duties, is in the best interests of the Company's stockholders. Thus, your Board believes that rather than deterring good faith negotiations between a potential acquirer and the Board, the Rights Agreement will assist the Board in maximizing the price paid to all stockholders in the event the Company is acquired.

     When your Board, in the exercise of its fiduciary duty, adopted the Rights Agreement, it determined that a rights agreement provided needed protection for you at that time and in the future regardless of the financial condition of the Company. Currently, as the Company continues to further develop and implement its strategy for enhancing stockholder value, your Board believes that maintaining the Rights Agreement is critical for your continued protection.

     Your Board of Directors is an independent board elected by the stockholders, with a majority of its members being outside directors who are not employed by the Company. If presented with an unsolicited bid for the Company, these outside directors must act in a manner that is independent of management and sensitive to their fiduciary duty under Delaware law to represent the stockholders when evaluating the merits of an acquisition proposal. We seek to retain the Rights Agreement as a tool that over 2,000 other public companies have adopted and believe that the fact that a majority of the Board consists of outside directors ensures that the Rights Agreement will not be misused to reduce management accountability or otherwise entrench management.

     Your Board of Directors strongly believes that (i) redemption of the rights at this time would eliminate an important tool for the Board and deprive you of substantial economic benefits in the future and (ii) that the only proper time to consider redemption of rights and termination of the Rights Agreement is if and when a specific offer is made to acquire the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST PROPOSAL 3. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THIS PROPOSAL UNLESS OTHERWISE SPECIFIED BY YOU IN THE PROXY.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms which they file.

     To the Company's knowledge, based solely on review of information furnished to the Company, reports filed through the Company and representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended June 25, 2000.

                              CERTAIN TRANSACTIONS

RELATED PARTY TRANSACTIONS

     Prior to 1994, Stephen J. Gore and Bruce P. Erdel, together with certain other members of the management of the Company, acquired shares of Common Stock at prices determined by the Board of Directors of the Company, and the purchase price therefor was paid partly in cash and partly by delivery of promissory notes payable to the Company secured by all or some portion of the purchased shares. Such notes have a ten-year maturity, bear interest at fixed rates of interest from 5.84% to 6.28% per annum and are payable interest only annually, with one principal payment at maturity. In connection with such promissory notes, the Company agreed to pay annual bonuses to such stockholders in amounts equal to the annual interest payments on the notes plus all federal and state income taxes applicable to such payments. A pro rata portion of the indebtedness originally incurred to purchase such shares must be repaid in connection with any sale of such Common Stock by such stockholder. In connection with the purchase of his shares of the Common Stock, each such stockholder entered into an agreement with the Company and Peer Investors, L.P., which agreements were amended in connection with the Company's initial public offering (as amended, the "Stockholder Agreements"). The Stockholder Agreements of Messrs. Gore and Erdel contain provisions concerning noncompetition and confidentiality applicable to such stockholders and provisions for payments to such stockholders, under certain circumstances, following the termination of their employment with the Company. In the event of a termination of any such stockholder's employment by the Company without cause or his voluntary resignation within 60 days of a substantial reduction in his duties, responsibilities or compensation, the Stockholder Agreements provide for payment of up to one year's base salary to such executive.

     In connection with John F. Logan's retirement as of December 31, 1999, the Company and Mr. Logan entered into a Separation, Consulting, Non-Competition and Release Agreement (the "Logan Agreement") pursuant to which the Company made a severance allowance contribution to Mr. Logan's deferred compensation account in the amount of $60,000, and Mr. Logan agreed to provide consulting services to the Company for up to one year at the rate of $2,500 per month. The Company and Mr. Logan mutually agreed to terminate the consulting arrangement as of April 30, 2000.

     During the fiscal year ended June 25, 2000, the following executive officer and director had a promissory note in excess of $60,000 outstanding to the
Company:

                                                                      BALANCE OUTSTANDING
                                                                 -----------------------------
                                                                 HIGHEST DURING    AT JUNE 25,    INTEREST
SHAREHOLDER                                    POSITION           FISCAL 2000         2000          RATE      DUE DATE
-----------                                    --------          --------------    -----------    --------    --------
Stephen J. Gore......................    President & Chief          $72,066          $72,066      6.28%       9/30/03
                                         Executive Officer,
                                         Director

     In connection with the acquisition of certain assets of H.G. Kalish Inc. in September 1995, the Company agreed to make additional purchase price payments of up to $3,000,000 to Mr. Lewis, a director of the Company and former stockholder of H.G. Kalish Inc. The additional purchase price was determined by a formula based on the earnings of the acquired business for each of the three years after the closing of the acquisition and the amount thereof was $3,000,000. Such additional purchase price was paid in a combination of cash and Common Stock (valued at the average closing price of the Common Stock for the applicable year) in accordance with the terms of the acquisition agreement. Because of the overstatement of certain asset accounts of the acquired business and the resulting restatement of the Company's financial statements for fiscal years 1997, 1998 and 1999 and the first three quarters of fiscal 2000, the additional purchase price was recalculated to be zero. In connection with the termination of Mr. Lewis' employment with the Company as of October 5, 2000, the Board of Directors requested Mr. Lewis' resignation from the Board and the Company demanded the return of the additional purchase price and any bonuses deemed unearned as a result of the restatements.

                            SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone, telegraph or facsimile for no additional compensation. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of the stock held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in so doing.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

     The Company currently plans to hold the 2001 Annual Meeting in Springfield, Missouri on or around November 8, 2001. The Company's amended and restated bylaws provide that stockholders desiring to bring business before the 2001 Annual Meeting must provide written notice to the Company no earlier than June 10, 2000 and no later than August 10, 2001.

     Stockholder proposals for the 2001 Annual Meeting must be received at the Company's principal executive office no later than June 16, 2001 to be considered by the Company for possible inclusion in the proxy materials for the 2001 Annual Meeting, and must comply with the process described in Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

                             FINANCIAL INFORMATION

     The Company's Annual Report for the fiscal year ended June 25, 2000 is being mailed to stockholders on or about the date of mailing this Proxy Statement. THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY RECORD OR BENEFICIAL SHAREHOLDER AS OF SEPTEMBER 15, 2000, WHO SO REQUESTS IN WRITING, A COPY OF SUCH ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES FILED WITH THE SEC, OR THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED JUNE 25, 2000, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES. ANY SUCH REQUEST SHOULD BE DIRECTED TO DT INDUSTRIES, INC., CORPORATE CENTRE, SUITE 2-300, 1949 EAST SUNSHINE, SPRINGFIELD, MISSOURI 65804, ATTENTION: DENNIS S. DOCKINS.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters to come before the meeting. If any other matters should come before the meeting, the persons named in the enclosed proxy intend to vote the proxy according to their best judgment.

     You are urged to complete, sign, date and return your proxy to make certain your shares of Common Stock will be voted at the Annual Meeting. For your convenience in returning the proxy, an addressed envelope is enclosed, requiring no additional postage if mailed in the United States.

                                          By Order of the Board of Directors,

                                          /S/ DENNIS S. DOCKINS
                                          Dennis S. Dockins
                                          General Counsel and Secretary
October 11, 2000

                              DT INDUSTRIES, INC.

                                     PROXY
                        ANNUAL MEETING NOVEMBER 9, 2000
        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of DT Industries, Inc. (the "Company"), each dated October 11, 2000, and the Annual Report on Form 10-K for the Fiscal Year ended June 25, 2000, and appoints BRUCE P. ERDEL and GREGORY D. WILSON, or either of them, with full power to act alone, the proxies and true and lawful attorneys-in-fact of the undersigned to vote all shares of stock of said Company which the undersigned is entitled to vote at the 2000 Annual Meeting of the Stockholders of the Company to be held at the Sheraton Hawthorn Park Hotel, 2431 North Glenstone, Springfield, Missouri 65803, on November 9, 2000, at 10:00 a.m. and at any adjournment thereof, with the same effect as if the undersigned were present and voting such shares on the following matters and in the following manner:

                          (continued on reverse side)

_______________________________________________________________________________

                            * FOLD AND DETACH HERE *

                                                 Mark
                                                 your vote as
                                                 indicated in   [ X ]
                                                 this example

BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2

1. To elect the following nominees as Directors of the Company to serve for terms of three years or until their successors are elected and qualified.

     FOR all nominees listed            WITHHOLD AUTHORITY
     below (except as marked to         to vote for all nominees
     the contrary below)                listed below

          [ ]                                 [ ]

Nominees for Directors:

Class I - (Term of Office Expires in 2003): James J. Kerley, Charles F. Pollnow, John F. Logan

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:

-------------------------------------------------------------------------------
                                              FOR    AGAINST    ABSTAIN
2.   To ratify the appointment of
PricewaterhouseCoopers LLP as                 [ ]      [ ]        [ ]
independent auditors for the Company
for the fiscal year ending June 24, 2001

BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3

                                              FOR    AGAINST    ABSTAIN
3.   Approval of stockholder proposal
     regarding the Shareholder Rights Plan.   [ ]      [ ]        [ ]

4. To transact such other business as may properly come before the meeting or any adjournment thereof, according to the proxies' discretion, and in their discretion.

          Please mark this box if you plan to attend the meeting.   [ ]

          The shares represented by this proxy will be voted in accordance with the specification made. If no specification is made, the shares represented by this proxy will be voted "FOR" all nominees listed in Proposal 1, "FOR" Proposal 2, "AGAINST" Proposal 3 and in the discretion of the proxies on such other business as may properly come before the meeting.

          Dated,__________________________________________________________ 2000

          _____________________________________________________________________

          _____________________________________________________________________

          Please date and sign exactly as your name(s) appears on the stock certificate. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy votes all shares held in all capacities unless specified.

------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                              [LOGO DT INDUSTRIES]

                                October 11, 2000

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders which will be held at the Sheraton Hawthorn Park Hotel, 2431 North Glenstone, Springfield, Missouri 65803 at 10:00 a.m., Central Standard Time, on Thursday, November 9, 2000. Enclosed you will find the formal Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please date, sign and promptly return the attached proxy form above.

     We hope that you will attend and look forward to seeing you there.

/s/ James J. Kerley                   /s/ Stephen J. Gore
    ---------------------------           -----------------------------
    James J. Kerley                       Stephen J. Gore
    Chairman of the Board                 President and Chief Operating Officer
    and Interim Chief Executive Officer

                                       23